Investor Subscription Agreement

Georgia International Mining Corporation

Persons interested in purchasing shares of the Common Stock of Georgia International Mining Corporation (the "Shares") must complete and return this Subscription Agreement along with their check or money order to:

Georgia International Mining Corporation, 299 1917 West 4th Avenue Vancouver, BC. V6J-1M7

When accepted by Georgia International Mining Corporation, a Nevada Corporation (the "Company"), this Subscription Agreement shall constitute an irrevocable subscription for shares of Common Stock, of the Company. The minimum investment is $200 (200,000 shares). A copy of the accepted Agreement will be returned as a receipt and a stock certificate will be issued shortly thereafter.

The undersigned (referred to herein as the "Subscriber") desires to become a SHAREHOLDER and hereby irrevocably (after 72 hours) tenders this subscription agreement and subscribes for that number of shares (the "Shares") of the Company's common stock as stated below, at the price of $0.001 per share, upon the terms, conditions and representations set forth herein.


1. The Subscriber acknowledges and represents as follows:
(a) That the Subscriber does not rely upon the verbal representation made by any officer, employee or agent of the Company. Notwithstanding the availability of other relevant information on the Internet or elsewhere, Subscriber represents that this subscription is based upon their knowledge of the company and agree on its plans to purchase mining rights.
(b) That the Subscriber has the net worth and/or income to be able to bear the economic risk of an investment in the Shares and
(c) That the Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares; and
(d) That the Subscriber has determined that the Shares are a suitable investment for him, her or it and meets his, her or its investment objectives and financial needs, and that the Subscriber has adequate means for providing for current financial needs and personal contingencies and has no need for liquidity if a market for the Shares does not develop; and
(e) That the Subscriber recognizes that an investment in the Shares is highly speculative and involves a high degree of risk and

(f) That the Subscriber is purchasing the shares herein for investment purposes only.

2. The Subscriber represents and warrants that he, she or it is a bona fide resident of, and is domiciled in the State, or jurisdiction stated below and that the Shares are being purchased solely for the beneficial interest of the Subscriber.

3. The Subscriber understands that the Company will escrow the proceeds from the shares sold and that stock certificates will be issued only after the Company is successfully listed on the 'Over The Counter Bulletin Board' (OTCBB), at which time the Company will transfer the funds to its regular account. The Subscriber understands that the Company will also use and rely upon all of the representations, warrants, registration and subscriber information provided herein.

4. REGISTRATION INFORMATION:  (Please print)
Name of
Subscriber


Street \ Address

City

Province \ State

Postal \
Zip

Social Sec.
Number

Business Number

Shares Purchased

Amount Enclosed
$
Register Shares
As*


*(If different from the above "Name
of Subscriber", Register Shares as shown here.)

5. THE SUBSCRIBER(s) IS (are): (check one)
(  ) Corporation
( ) Trust:
(  ) A single person
Trustees(s)________________________
(  ) Husband and wife, community
property
Trust Date ________________________
(  ) Joint Tenants
Name of Trust _____________________
(  ) A married (man) (woman) as
(his) (her) separate property
For the Benefit
of___________________
( ) Tenants in Common
( ) Custodian for__________________
under the Uniform Gift to Minors
Act of
the State of :

( )
Other____________________________










  My Check Is Enclosed.		  Money order or Certified Check
or Bank Draft Is Enclosed.




Signature(s):				__________________________________

Signature of Subscriber(s)

Date: _______________

Signature of Subscriber(s)

Print Name(s)

______________________

Print Name(s)

_____________________



Acceptance by Company:
Subscription accepted this _______ day of _________________, _______, by :

Georgia International Mining Corporation


__________________________________________
Mark Hague, Director